UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):           February 18, 2005

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Witmer Road, Horsham, Pennsylvania	19044

(Address of Principal Executive Offices)	(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signatures
UNDERWRITING AGREEMENT DATED FEBRUARY 18, 2005
OPINION OF PEPPER HAMILTON LLP
PRESS RELEASE OF NEOSE TECHNOLOGIES, INC. DATED FEBRUARY 18, 2005

Item 1.01. Entry into a Material Definitive Agreement.

          Neose Technologies, Inc. (the “Company”) entered into an Underwriting Agreement on February 18, 2005 with UBS Securities LLC (“UBS” and collectively with the parties listed in Schedule A to the Underwriting Agreement, the “Underwriters”), on its own behalf and on behalf of the parties listed in Schedule A thereto (the “Underwriting Agreement”), providing for the offer and sale by the Company of 7,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), at a price of $4.00 per share. The Company has also granted the Underwriters an option to purchase an additional 1,050,000 shares of common stock at the same price per share to cover over-allotments.

     The offering of the Common Stock was made pursuant to a shelf registration statement filed by the Company on Form S-3 (Registration No. 333-121112) on December 9, 2004, as amended, including a related prospectus as supplemented by a Preliminary Prospectus Supplement dated February 7, 2005 and Prospectus Supplement dated February 18, 2005, which the Company filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

Item 8.01. Other Events.

          The opinion of counsel regarding the legality of the Common Stock issued pursuant to the offering of shares of Common Stock described in Item 1.01 is filed as Exhibit 5.1 hereto, and a copy of the press release announcing such offering is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement dated February 18, 2005 by and among Neose Technologies, Inc. and UBS Securities LLC, on its own behalf and on behalf of the parties listed in Schedule A thereto.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the shares of common stock issued in the offering

99.1	Press release of Neose Technologies, Inc. dated February 18, 2005 announcing the public offering of 7,000,000 shares of its common stock under an existing shelf registration statement.

23	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Neose Technologies, Inc.

Date: February 18, 2005	By:	/s/ A. Brian Davis

A. Brian Davis
Senior Vice President and Chief Financial
Officer